UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2003

AIRGATE PCS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	027455	58-2422929
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Harris Tower, 233 Peachtree Street N.E., Suite 1700	30303
Atlanta, Georgia
(Address of principal executive offices)	(Zip Code)

(404) 525-7272
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-99.1 Press Release
EX-99.2 Support Agreement

Item 5. Other Events

     On September 24, 2003, AirGate PCS, Inc., a Delaware corporation (“AirGate”), issued a press release announcing its intent to pursue a registered exchange offer pursuant to which it will offer to exchange all of its outstanding $300 million aggregate principal amount 13 1/2% Senior Subordinated Discount Notes due 2009 (“Old Notes”) for $160 million aggregate principal amount of new 9 3/8% Senior Subordinated Secured Notes due 2009 and new shares of AirGate common stock which will represent approximately 56% of the outstanding equity. AirGate has entered into a Support Agreement dated September 24, 2003 with noteholders representing more than two-thirds of the principal amount of the Old Notes pursuant to which such noteholders have agreed to tender their Old Notes in the exchange offer. The Press Release and the form of Support Agreement are attached hereto as exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits.

Exhibit No.	Description

99.1	Press Release of AirGate PCS, Inc. dated September 24, 2003 announcing its intent to pursue a registered exchange offer with respect to its 13 1/2% Senior Subordinated Discount Notes due 2009.
99.2	Form of Support Agreement dated September 24, 2003 by and among AirGate PCS, Inc. and the Noteholders signatory thereto.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRGATE PCS, INC. (Registrant)

Date: September 26, 2003	By:	/s/ Thomas M. Dougherty

Name: Thomas M. Dougherty
Title: President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of AirGate PCS, Inc. dated September 24, 2003 announcing its intent to pursue a registered exchange offer with respect to its 13 1/2% Senior Subordinated Discount Notes due 2009.
99.2	Form of Support Agreement dated September 24, 2003 by and among AirGate PCS, Inc. and the Noteholders signatory thereto.

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